                                                                    Exhibit 32.2

               Certificate Pursuant to Section 1350 of Chapter 63
                      of Title 18 of the United States Code


     I, Douglas K. Howell, the chief financial officer of Arthur J. Gallagher & Co., certify that (i) the Quarterly Report on Form 10-Q of Arthur J. Gallagher & Co. for the quarterly period ended June 30, 2003 (the "Form 10-Q") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Arthur J. Gallagher & Co. and its subsidiaries.

Date: July 24, 2003



                                                   /s/ Douglas K. Howell
                                                   -----------------------------
                                                         Douglas K. Howell
                                                          Vice President
                                                      Chief Financial Officer
                                                   (principal financial officer)


A signed original of this written statement required by Section 906 has been provided to Arthur J. Gallagher & Co. and will be retained by Arthur J. Gallagher & Co. and furnished to the Securities and Exchange Commission or its staff upon request.